CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of Professionally Managed Portfolios and to the use of our reports dated December 20, 2007 on the financial statements and financial highlights of FundX Upgrader Fund, FundX Aggressive Upgrader Fund, FundX Conservative Upgrader Fund, FundX Flexible Income Fund, FundX ETF Upgrader and FundX ETF Aggressive Upgrader, each a series of Professionally Managed Portfolios.   Such financial statements and financial highlights appear in the 2007 Annual Report to Shareholders, which is incorporated by reference into the Statement of Additional Information.

/s/           TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
February 28, 2008

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of FundX Stock Upgrader Fund and to the use of our reports dated December 20, 2007 on the financial statements and financial highlights of FundX Stock Upgrader Fund, a series of Professionally Managed Portfolios.   Such financial statements and financial highlights appear in the 2007Annual Report to Shareholders, which is incorporated by reference into the Statement of Additional Information.

/s/           TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
February 28, 2008

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of the FundX Tactical Upgrader Fund.
.

/s/TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
February 28, 2008